EXHIBIT 10.19


                FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDMENT to the Executive Employment Agreement dated February 12, 1999 (the "Agreement") between CNS, Inc. (the "Company") and Daniel Cohen (the "Employee") is made and entered into as of the 29th day of June 2001.

1. PURPOSE: The purpose of this Amendment is to set forth the agreement between the Company and the Employee with respect to their mutual rights and responsibilities from and after June 30, 2001, in connection with the Employee's transition to the position and duties of Chairman of the Board of CNS, Inc. The Amendment is intended to modify the Agreement to the extent set forth herein.

2. EMPLOYMENT: Employee's sole duties and responsibilities will be that of Chairman of the Board of Directors of CNS, Inc., a part-time, regular executive position with the Company. As such, Employee will no longer be Chief Executive Officer nor responsible for directing the management and operations of the Company. Rather, Employee will continue to perform the duties of Board Chairman and Director, which shall include regular interaction with the new Chief Executive Officer, chairing Board meetings, as appropriate. Employee also agrees to make himself available to the CEO to assist with, as requested, intellectual property and legal issues related to patents, product development, screening of inventor submissions, medical marketing, and such other duties as are consistent such part-time status.

3. TERM OF EMPLOYMENT: The Company agrees to retain Employee as an employee of the Company under the terms of the Agreement, as modified by this Amendment, until June 30, 2003, at which time, unless the Agreement is extended by mutual agreement of the parties, the Agreement shall terminate except with respect to the provisions of Sections 9, 10, 11, 12, 13 and 14 of the Agreement, which shall survive. Effective June 30, 2003, Employee will cease to be an employee of the Company, and Employee's base salary, bonus, perquisites and all pension, welfare and fringe benefits, provided to him as an employee shall thereupon cease. Employee shall not be entitled to any salary continuation, severance or similar payment from the Company under the Agreement or any policy or practice of the Company because of such termination on June 30, 2003.

4. BASE SALARY AND BONUS: As full compensation during the term of employment for services as Chairman, the Company will pay Employee, effective July 1, 2001, a base salary at a rate of One Hundred Forty Thousand Four Hundred Dollars ($140,400) per annum, payable in semi-monthly installments, subject to tax withholding to the extent required by law. The Company will pay to Employee, as soon as administratively feasible, all paid time off (PTO) accrued by the Employee through June 30, 2001. Employee will cease to accrue PTO after June 30, 2001, but shall be entitled to take time off as required without any change in base salary. The Employee shall continue to be eligible to earn a bonus under the Company's annual bonus plan based only on his base salary.

5. SEVERANCE: In addition to the base salary, the Company will pay Employee, effective July 1, 2001, severance in the aggregate amount of One Hundred Forty Thousand Four Hundred Dollars ($140,400), payable in semi-monthly installments of Two Thousand Nine Hundred

     Twenty Five Dollars ($2,925) over a period of two years, subject to the withholding to the extent required by law. In the event the Employee voluntarily terminates his employment prior to a Change in Control (as defined in Section 8(a) of the Agreement), the Company will continue to pay the Employee such installments for the remainder of the two year period, but all other payments and benefits shall thereafter cease, except to the extent benefits continue as required by law. In the event the Employee voluntarily terminates his employment (other than for Good Reason as defined in Section 8(b)(i) of the Agreement) after a Change in Control, the Company shall continue to pay Employee such installments for the remainder of the two year period, but all other payments and benefits shall thereafter cease, except to the extent benefits continue as required by law.

6. STOCK OPTIONS: The Company will modify, in the form attached hereto as Exhibit A and B, the incentive and nonqualified stock options granted to Employee in 1995 and the incentive stock option granted in 2001 to permit such options to be exercisable for the original term of the option (i.e., ten years from the Option Date, as defined in the option agreements), but only to the extent then exercisable as of the date of the Employee's termination. All other terms of each option agreement, including the installment exercise of options as set forth in Section 2 of the option agreements, shall remain in effect.

7. BUSINESS EXPENSES: The Company shall pay or reimburse Employee for the reasonable and necessary costs associated with a home office maintained by the Employee, provided that the Employee provides reasonable proof of such expenses in accordance with general Company policies.

8.   PAYMENTS UPON TERMINATION WITHOUT GOOD CAUSE PRIOR TO A CHANGE IN CONTROL:
     In the event that, prior to a Change in Control, the Company terminates the Employee's employment other than for Good Cause (as defined in Section 7(b) of the Agreement) prior to June 30, 2003, in consideration for the Employee executing a standard release agreement covering all claims against the Company as defined in the Agreement, the Company will: (a) pay to the Employee Eleven Thousand Seven Hundred Dollars ($11,700) per month, payable in semi-monthly installments and subject to tax withholding as required by law, until June 30, 2003; and (b) pay the COBRA premium on the Company's health plan on behalf of the Employee until the earliest of (i) June 30, 2003; (ii) the end of the twelfth month after such termination; or (iii) the date Employee otherwise ceases to be eligible for COBRA continuation coverage. Such payments shall be in lieu of any salary continuation, severance or other similar payment due upon termination of employment by the Company prior to a Change in Control under any policy, practice or arrangement of the Company. Employee shall be entitled to any benefits thereafter under any of the Company's benefit plans to which terminated employees are entitled in accordance with law.

9. PAYMENTS UPON TERMINATION AFTER A CHANGE IN CONTROL: In the event that, after a Change in Control, the Company terminates the Employee's employment other than for Good Cause, or in the event the Employee voluntarily terminates employment for Good Reason, the Employee will be entitled to all of the rights or benefits set forth in Section 8 of the Agreement, which shall be in lieu of, and not in addition to, any amounts to which the Employee would be entitled under paragraph 8 of this Amendment and under any other policy, practice or arrangement of the Company covering salary continuation, severance or other similar benefit.

10. DIRECTOR'S DUTIES: Effective July 1, 2003, Employee agrees to continue to serve as Chairman of the Board and as a Director at the pleasure of the Board and thereafter shall be entitled to any and all fees, option grants and other benefits provided to Directors of the Company, or as otherwise required by law.

11. EFFECT ON AGREEMENT: Except as specifically modified herein, all of the terms and conditions set forth in the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, this Amendment is executed on behalf of the Company by an Executive Officer who has the authority and approval of the Board and by the Employee as of the day and date set forth above.

                                        CNS, INC.

                                        By: /s/ Marti Morfitt
                                           -------------------------------------

                                        Its: President, CEO
                                            ------------------------------------

                                            /s/ Daniel Cohen
                                            ------------------------------------
                                            Daniel Cohen

                                    Exhibit A

                      AMENDMENT TO STOCK OPTION AGREEMENTS


         THIS AGREEMENT, made as of this 29th day of June, 2001, amends the following Stock Option Agreements between CNS, INC., a Minnesota corporation (hereinafter called the "Company"), and DANIEL COHEN, an employee of the Company or one or more of its subsidiaries (hereinafter called the "Employee"):

         -----------------------------------------------------------------------
            GRANT DATE OF      OPTION      ORIGINAL NUMBER OF SHARES SUBJECT TO
               OPTIONS          TYPE                      OPTION
         -----------------------------------------------------------------------
                 1995           ISO                        72,270
                 1995           NQSO                      127,280
         =======================================================================

         WHEREAS, the Company and Employee have entered into an Amendment to the Employee's Executive Employment Agreement of even date herewith, which, among other terms, requires that the exercise period of the above options be extended as set forth herein; and

         WHEREAS, Section 3(c) of the 1994 Stock Option Plan provides that the Compensation Committee of the Board may modify an option grant if it determines that such modification is in the best interest of the Company.

         THEREFORE, in consideration for the mutual covenants in that Agreement, the parties hereto agree that the above described Stock Option Agreements be and hereby are amended as follows:

1. Paragraph 3 of each Option Agreement be amended in its entirety to read as follows:

                  3. Term of Option. This Option is exercisable by the Employee, as provided in paragraph 2 above during the period beginning on the date hereof and ending February 9, 2005; provided, however, that: (a) in the event Employee is terminated because of deliberate, willful or gross misconduct as determined by the Company, all rights under the Option shall terminate and expire upon such termination; and (b) in the event the Employee dies, the Employee's Option may be exercised at any time within 12 months following his or her death by his or her personal representative or by the person or persons to who the Employee's right under the Option shall pass by will or by the laws of descent and distribution. None of the provisions of this Agreement shall be considered to permit, under any circumstances, the exercise of this Option, by any person after February 9, 2005. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

2. Except as set forth above, the terms and conditions of each Stock Option Agreement be and hereby shall remain in full force and effect including, but not limited to, the exercise price per Share upon exercise. Nothing herein is intended to, nor shall it be construed so as to cause the incentive stock option granted to fail to so qualify under Section 421 of the Code if and to the extent such option is exercised within 90 days of the Optionee's termination of employment or within twelve months of the date of death while employed.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment to the above-described Option Agreements as of the day and year first above written.

                                        CNS, INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                            ------------------------------------
                                            Daniel Cohen, Optionee

                                    Exhibit B

                       AMENDMENT TO STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of this 29th day of June, 2001, amends the following Stock Option Agreements between CNS, INC., a Minnesota corporation (hereinafter called the "Company"), and DANIEL COHEN, an employee of the Company or one or more of its subsidiaries (hereinafter called the "Employee"):

         -----------------------------------------------------------------------
            GRANT DATE OF      OPTION      ORIGINAL NUMBER OF SHARES SUBJECT TO
               OPTIONS          TYPE                      OPTION
         -----------------------------------------------------------------------
                 2001            ISO                       50,000
         =======================================================================

         WHEREAS, the Company and Employee have entered into an Amendment to the Employee's Executive Employment Agreement of even date herewith, which, among other terms, requires that the exercise period of the above option be extended as set forth herein; and

         WHEREAS, Section 3(c) of the 2000 Stock Option Plan provides that the Compensation Committee of the Board may modify an option grant if it determines that such modification is in the best interest of the Company.

         THEREFORE, in consideration for the mutual covenants in that Agreement, the parties hereto agree that the above described Stock Option Agreement be and hereby is amended as follows:

1. Paragraph 3 of the Option Agreement be amended in its entirety to read as follows:

                  3. Term of Option. This Option is exercisable by the Employee, as provided in paragraph 2 above during the period beginning on the date hereof and ending March 15, 2011; provided, however, that: (a) in the event Employee is terminated because of deliberate, willful or gross misconduct as determined by the Company, all rights under the Option shall terminate and expire upon such termination; and (b) in the event the Employee dies, the Employee's Option may be exercised at any time within 12 months following his or her death by his or her personal representative or by the person or persons to who the Employee's right under the Option shall pass by will or by the laws of descent and distribution. None of the provisions of this Agreement shall be considered to permit, under any circumstances, the exercise of this Option, by any person after March 15, 2011. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

2. Except as set forth above, the terms and conditions of each Stock Option Agreement be and hereby shall remain in full force and effect including, but not limited to, the exercise price per Share upon exercise. Nothing herein is intended to, nor shall it be construed so as to cause the incentive stock option to fail to so qualify under Section 421 of the Code if and to the extent such option is exercised within 90 days of the Optionee's termination of employment or within twelve months of the date of death while employed.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Amendment to the above-described Option Agreements as of the day and year first above written.

                                        CNS, INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------



                                            ------------------------------------
                                            Daniel Cohen, Optionee